EXHIBIT 99.5

           FORM OF INSTRUCTION TO REGISTERED HOLDER OR DTC PARTICIPANT
                              FROM BENEFICIAL OWNER
                                       FOR
                     9 5/8% SENIOR NOTES DUE 2007, SERIES A,
                                 AS GUARANTEED
                                       OF

                                DELTA MILLS, INC.

                                       AND

                          DELTA MILLS MARKETING, INC.

     The undersigned hereby acknowledges receipt of the Prospectus dated January 7, 1998 (the "Prospectus"), of Delta Mills, Inc., a company incorporated under the laws of Delaware (the "Company") and Delta Mills Marketing, Inc., a company incorporated under the laws of Delaware (the "Guarantor"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

     This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the 9 5/8% Senior Notes due 2007, Series A , as guaranteed (the "Senior Notes") held by you for the account of the undersigned.

     The principal amount of the Senior Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $_____________________ principal amount of Senior Notes.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [  ]     To TENDER the following principal amount of Senior Notes held by you for the account of the undersigned (INSERT AMOUNT OF SENIOR
              NOTES TO BE TENDERED, IF ANY):
              $_______________  principal amount of Senior Notes.

     [  ]     NOT to TENDER any Senior Notes held by you for the account of the undersigned.

              If the undersigned instructs you to tender the Senior Notes held by you for the account of the undersigned, it is understood that you are authorized:

     (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes or Book-Entry Interests therein to be acquired by the undersigned (the "Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned, if not a broker-dealer, is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except as set forth below), or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain noaction letters, (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Senior Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Upon a request by the Company, a holder or beneficial owner will deliver to the Company a legal opinion confirming its representation made in clause (v) above. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, the undersigned represents that the Senior Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for Senior Notes where such Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities;

              (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

              (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Senior Notes.

                                                   SIGN HERE

Name of Beneficial Owner(s):_________________________________________________

Signature(s):________________________________________________________________

Name(s) (PLEASE PRINT):______________________________________________________

Address:_____________________________________________________________________

     ------------------------------------------------------------------------

Telephone
Number:___________________________________________________________


Taxpayer Identification or Social Security

number:__________________________


Date:_______________________________________________________________________